EXHIBIT 10.21




                               GUARANTY AGREEMENT

                      GUARANTY  AGREEMENT,  dated July 13, 2005, made by Charles
D. Newman, (the "GUARANTOR"), in favor of Wisse Enterprises LLC(the "GUARANTEED PARTY").

                      PRELIMINARY STATEMENT. The Guaranteed Party has entered into a Revolving Credit Agreement dated July 13, 2005 (the "AGREEMENT") with Sonoma College, Inc., ("SONOMA"). The Guarantor is the Chief Executive Officer of Sonoma.

                      NOW, THEREFORE, in consideration of the premises and in order to induce the Guaranteed Party to enter into the Agreement, the Guarantor hereby agrees as follows:

                      SECTION 1. GUARANTY. The Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment and performance when due of all obligations of Sonoma under the Agreement (the "OBLIGATIONS"). This Guaranty is a guaranty of payment and not of collection and the Guaranteed Party shall have no obligation to take any action directly against Sonoma but may, in its absolute discretion, proceed directly against Guarantor to enforce its rights hereunder.

                      SECTION 2. GUARANTY ABSOLUTE. The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guaranteed Party with respect thereto. The liability of the Guarantor is primary, direct and independent of the Obligations of Sonoma. This Guaranty shall be enforceable against the Guarantor in the same manner as if the Guarantor was the primary obligor with respect to the Obligations. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                      (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure thereof;

                      (b) any defense which the Guarantor may assert with respect to the Obligations including, but not limited to, failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction and usury; or

                      (c)  any  other   circumstance   which   might   otherwise
constitute a defense available to, or a discharge of, the Guarantor in respect of the Obligations or the Guarantor in respect of this Guaranty.

                      None of the foregoing waivers shall prejudice the Guaranteed Party's rights under Section 1.08 of the Agreement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Guaranteed Party upon the insolvency, bankruptcy or reorganization of Sonoma or otherwise, all as though such payment had not been made.

                      SECTION 3. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES AND RIGHT TO TRIAL BY JURY. (a) Any suit, action or proceeding against the Guarantor with respect to this Guaranty shall be brought in the courts of the State of New York or in the United States District Court for the Eastern District of New York and the parties hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding.

                      SECTION 4. MISCELLANEOUS PROVISIONS.

                      (a) AMENDMENTS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by each of the Guaranteed Parties and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. (b) NOTICES. (i) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered or transmitted personally by messenger, by recognized overnight courier, telecopied or mailed (by registered or certified mail, return receipt requested) as follows:

                      (A) If to the Guarantor, to:
                          Sonoma College, Inc.
                          1304 South Point Blvd.
                          Suite 280
                          Petaluma, CA 94954
                          Attn: Charles D. Newman


                      (B) If to the Guaranteed Party, one copy to:


                          (ii) Each such notice or other  communication shall be
effective (A) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 6(b)(i) (with confirmation of transmission and with a follow-up copy sent by registered or certified mail, return receipt requested) or (B) if given by any other means, when delivered at the address specified in Section 6(b)(i). Any party by notice given in accordance with this Section 6(b) to the other parties may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

                      (c) NO WAIVER; REMEDIES. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or



Guaranty                               2
further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                      (d) HEADINGS. The headings herein are for convenience only and shall not limit or define the meaning of the provisions of this Guaranty.

                      (e) SEVERABILITY. If any provision of this Guaranty for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Guaranty, this Guaranty shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable law, and the parties shall cooperate in good faith to further modify this Guaranty so as to preserve to the maximum extent possible the intended benefits to be received by the parties.

                      (f) CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Obligations and all other amounts payable under this Guaranty, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Guaranteed Party and its successors, transferees and assigns.

                      (g) GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]



Guaranty                               3

                      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.





                                               By /S/
                                                  ------------------------------
                                                  Name: Charles D. Newman


WITNESSED BY:



     /s/
     ---------------------------------
Name:





Guaranty                               4